CAMELOT VILLAGE AT HUNTINGTON
                    AMENDED AND RESTATED MANAGEMENT AGREEMENT


         AGREEMENT entered into as of the 30th day of September 1996, by and between CAMELOT RETIREMENT HOMES, INC., a New York corporation ("Sponsor") with offices at 4 Cedar Swamp Road, Glen Cove, New York 11542; and UVH MANAGEMENT CORP., a Florida corporation ("Manager"), with offices at 4 Cedar Swamp Road, Glen Cove, New York 11542.


                              W I T N E S S E T H:


         WHEREAS, Manager is a firm providing advisory and management services to sponsors of senior retirement facilities; and

         WHEREAS, Sponsor wishes to employ the management services of Manager in connection with the operation of a proposed 122-unit assisted living facility to be located in Huntington, New York on the land described on Schedule "A" of First American Title Insurance Company Report No. 151-S-1217 ("Project"), and Manager wishes to supply such services;

         NOW, THEREFORE, the parties do hereby agree as follows:

I.    RESPONSIBILITIES.

      A. On behalf of Sponsor, Manager shall supervise the operation of the Project.

           1. As owner and operator, it is understood that Sponsor shall establish policies and objectives for the Project.

           2. Manager shall provide consultant and management services, install operating procedures, and oversee the day-to-day operations, all subject to and in accordance with the budgets, policies, and guidelines established by Sponsor, from time to time.

           3. Manager shall recruit and train a Chief Administrative Officer (who shall serve at the pleasure of Manager) and key department heads for the Project, and, as needed, shall terminate them and recruit and train their replacements, all of whom shall be employees of Sponsor.

           4. Manager shall supervise the occupancy development, licensing, equipping, staffing, and start-up of the Project. Manager shall develop, install, and maintain operating procedures, systems, and controls in the Project for the purpose of providing an efficient operation, on a fiscally sound basis, providing quality services for the benefit of the residents of the Project. Manager shall provide recommendations for the safety and insurance programs for Sponsor.

           5. Manager shall prepare annual budgets for revenue expense and cash flow for the Project. The first such budget shall be prepared prior to the commencement of operations of the Project. A new budget shall be prepared at least one month prior to the commencement of each new fiscal year for the Project.

      B. FINANCIAL CONTROL. Manager shall establish and operate a system of financial control for the Project as follows:

           1. During the period immediately prior to commencement of operation of the Project, Manager shall assist in setting up the bookkeeping system in the administrative offices of the Project, and in training the Project bookkeeper employed by Sponsor. Subsequent to occupancy of the Project, the receipts and disbursements for the Project shall be handled at the site of the Project by the Project's bookkeeper. Manager shall arrange for computational services to prepare statements for Sponsor of revenues and expenses, assets and liabilities, and cash flow.

           2. Each month Manager shall arrange for the preparation for Sponsor of operating ratios and other analytical information for the Project.

      C. INDEMNITY. Manager shall indemnify and hold harmless Sponsor and its officers, directors, agents and employees from and against all claims, damages, losses, liabilities and expenses, including reasonable attorney's fees arising out of or resulting from the performance by Manager of its undertakings under this Agreement, provided that any such claim, damage, loss, liability or expense is caused in whole or in part by any negligent act or omission of Manager or anyone for whose acts or omissions Manager may be liable.


II.   SPONSOR'S RESPONSIBILITIES.

      A. LEGAL SERVICES. Manager shall not perform or have the responsibility for the performance of legal services in connection with the obligations arising hereunder. Sponsor shall obtain legal counsel at its cost to perform such legal services.

      B. AUDITORS. Sponsor shall employ a certified public accountant at Sponsor's cost to perform annual audits, to prepare tax returns, and to prepare any other reports required for federal or state bureaucracies which require certification. While Sponsor's certified public accountant shall be directly responsible to Sponsor, he shall be expected to cooperate with and assist Manager in the development and maintenance of the bookkeeping and financial control systems.

      C. COORDINATION. In order to assure proper coordination, Sponsor shall issue orders concerning the Project through Manager.

      D. OPERATING COSTS. Sponsor shall be responsible for all operating costs, wages, salaries, expenses, fees and losses of the Project.

      E. INDEMNITY. Sponsor shall indemnify and hold harmless Manager and its officers, directors, agents and employees from and against all claims, damages, losses and expenses, including reasonable attorney's fees arising out of or resulting from the performance of this Agreement, provided that any such claim, damage, loss or expense is caused in whole or in part by any negligent act or omission of the Sponsor, or anyone for whose acts or omissions the Sponsor may be liable.

III.  TERM.

      This Agreement shall commence on the 1st day of the 1st month of occupancy of the Project and shall continue until the end of the sixtieth (60th) month thereafter, and from month to month thereafter unless terminated pursuant to paragraph A or B below.

      A.   TERMINATION ON NOTICE. During the period after the aforesaid sixtieth
           (60th) month, either party may terminate this Agreement by giving the other party written notice of its desire to terminate. In the event of such notice, termination shall take effect at the end of the sixth month following the month during which the notice to terminate is received by the party to whom it is addressed.

           (Example: If the termination notice is received on December 2, the termination will take effect on June 30 of the following year.)

      B. TERMINATION FOR CAUSE. This Agreement may be terminated by either party in the event that the other party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed sixty (60) days of such filing, or in the event that the other party fails to perform the obligations imposed upon it under this Agreement. In the event that either party elects to terminate this Agreement as a result of the occurrence of any event specified in the preceding sentence, it shall give the other party written notice, and such termination shall be effective fifteen (15) days after the mailing thereof unless the grounds for termination have been remedied by the other party prior to that date.

IV.   COMPENSATION.

      A. AMOUNT. In consideration of the management services contemplated hereunder, Sponsor shall pay to Manager a fee equal to the greater of five percent (5%) of the gross operating income of the Project or Three Thousand Dollars ($3,000), payable on the last day of each month, commencing with the first month during which residents occupy the Project and ending on the last day of the month during which this Agreement is terminated pursuant to Article III.

      B. CERTAIN EXPENSES. Sponsor shall pay Manager the net cost of reasonable transportation and living expense for principals and employees of Manager or its outside consultants when traveling in connection with the performance of the services being performed
           pursuant   to  this   Agreement,   together   with   any   reasonable
           long-distance telephone expense, cost of express shipments, or similar communication costs.

V.    GENERAL.

      A. INSURANCE SUBROGATION. Each party shall secure at its expense such liability insurance coverages as are generally available from responsible insurers covering the operations and the employees of the Project. No indemnity shall be paid to the other party under this Agreement where the claim, damage, liability, loss or expense incurred was or was required to be insured against; and any such insurance policies obtained by the parties shall contain provisions waiving any right of subrogation by the insurer of one party against the other party or its insurer.

      B. PROPERTY OF MANAGER. The names "Camelot Retirement Homes" and "Camelot Village" are owned by Sponsor or its parent company, Phoenix Lifecare Corp. Ideas and documents, forms, occupancy development material, computer programs, actuarial statistics, and resident profile information are to be considered proprietary and will remain the property of Manager. Sponsor may use such materials and information in the operation and management of the Project but may not use such materials or information after termination of this Agreement for the development of new projects for itself or others without the written consent of Manager.

      C. STATUS OF PARTIES. Manager and Sponsor shall not be considered as joint venturers or partners of each other, and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

      D. ADDITIONAL ACTIONS. In order to carry out the intent and spirit of this Agreement, Sponsor and Manager will do all acts and things necessary, including the execution of other agreements.

      E. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between Manager and Sponsor. Any change or modification of this Agreement must be in writing and signed by both parties hereto.

      F. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, and assigns.

      G. CHOICE OF LAW. This Agreement, its interpretations, validity and performance shall be governed by the laws of the State of New York applicable to contracts made in and to be performed in such State.

      H. NO PERSONAL LIABILITY. This Agreement has been executed on behalf of Sponsor and UVH/DC by their respective officers solely in the representative capacities, and no officer, director, agent, employee or attorney of Sponsor or UVH/DC shall have any personal liability hereunder to the other or any person claiming by or through the other, under any circumstances.

      I. CONSENT TO JURISDICTION. The parties consent to the personal jurisdiction of the Federal Courts located in the State of New York and of the New York State Supreme Court, and to venue in Nassau County, New York.

      J. ASSIGNMENT. Manager may not assign this Agreement without the prior written consent of Sponsor.

      K. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the management of the Project and amends and supersedes the Camelot Village at West Hills Management Agreement dated March 18, 1996 between Sponsor and Manager (K/N/A Vanguard Realty and Management Company, Inc.).

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                               CAMELOT RETIREMENT HOMES, INC.



                                          by   /s/ Carl G. Paffendorf
                                               -------------------------------
                                               Carl G. Paffendorf, Chairman


                                               UVH MANAGEMENT CORP.




                                          by   /s/ Larry L. Laird
                                               -------------------------------
                                               Larry L. Laird, President